Plexus Announces Fiscal Second Quarter 2016 Financial Results

•	Fiscal second quarter 2016 revenue of $619 million

•	GAAP diluted EPS of $0.50, non-GAAP diluted EPS of $0.55, excluding $0.05 per share of restructuring charges

•	Initiates fiscal third quarter 2016 revenue guidance of $640 - $670 million with non-GAAP diluted EPS of $0.73 to $0.81, excluding any restructuring or other charges

NEENAH, WI – April 20, 2016 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal second quarter ended April 2, 2016, and guidance for its fiscal third quarter ending July 2, 2016.

	Three Months Ended
	Apr 2, 2016	Apr 2, 2016	Jul 2, 2016
	Q2F16 Results	Q2F16 Guidance	Q3F16 Guidance
Summary GAAP Items
Revenue (in millions)	$619	$600 to $630	$640 to $670
Operating margin	3.8%
Diluted EPS	$0.50

Summary Non-GAAP Items (1)
Non-GAAP operating margin (2)	4.1%	3.6% to 4.0%	4.7% to 5.0%
Non-GAAP diluted EPS (2)(3)	$0.55	$0.47 to $0.55	$0.73 to $0.81
Return on invested capital (ROIC)	11.6%
Economic Return	0.6%

(1)	Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.
(2)	Excludes restructuring charges of $1.9 million for the three months ended April 2, 2016.
(3)	Includes stock-based compensation expense of $0.11 for Q2F16 results and $0.11 for Q3F16 guidance.

Additional Fiscal Second Quarter 2016 Information

•	Won 38 programs during the quarter representing approximately $174 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $667 million in annualized revenue

•	Purchased $7.3 million of our shares at an average price of $34.88 per share

Dean Foate, Chairman, President and CEO, commented, “Our fiscal second quarter revenue result was largely in-line with our guidance. Non-GAAP diluted EPS was at the top end of our guidance range as a consequence of achieving many of our cost reduction and productivity improvements ahead of plan. The greatly improved operational performance in our fiscal second quarter sets up our expectation that we will return to our target operating margin range of 4.7% to 5.0% in our fiscal third quarter; one quarter ahead of earlier expectations. With fiscal third quarter revenue anticipated to be in the range of $640 to $670 million, we expect non-GAAP diluted EPS in the range of $0.73 to $0.81, before any restructuring charges.”

Patrick Jermain, Senior Vice President and CFO, commented, “We continue to see improvement in our working capital. During the fiscal second quarter, our cash cycle improved 5 days sequentially and exceeded our expectations at 66 days. Our improved cash cycle and management of our capital spending drove free cash flow of $65 million during the quarter, which exceeded our guidance. As a result of projected revenue growth and continued progress on our productivity improvements, we expect to sustain our target operating margin range as we exit fiscal 2016. Lastly, we believe that our stronger margin performance in combination with disciplined invested capital management sets a trajectory for improved ROIC performance.”

Quarterly Comparison	Three Months Ended
	Apr 2, 2016	Jan 2, 2016	Apr 4, 2015
(in thousands, except EPS)	Q2F16	Q1F16	Q2F15
Revenue	$618,660	$616,664	$651,285
Gross profit	$53,272	$50,059	$59,777
Operating profit	$23,346	$21,524	$29,452
Net income	$16,787	$14,448	$23,594
Diluted EPS	$0.50	$0.42	$0.69
Adjusted net income*	$18,704	$15,955	$23,594
Non-GAAP diluted EPS*	$0.55	$0.47	$0.69

Gross margin	8.6%	8.1%	9.2%
Operating margin	3.8%	3.5%	4.5%
Adjusted operating margin*	4.1%	3.7%	4.5%

ROIC*	11.6%	10.8%	14.5%
Economic Return*	0.6%	-0.2%	3.5%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures

Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached non-GAAP supplemental data.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments. Top 10 customers comprised 58% of revenue during the quarter, down two percentage points from the prior quarter.

Market Sector ($ in millions)	Three Months Ended
	Apr 2, 2016 Q2F16		Jan 2, 2016 Q1F16		Apr 4, 2015 Q2F15
Networking/Communications	$157	25%	$157	25%	$210	32%
Healthcare/Life Sciences	190	31%	191	31%	191	29%
Industrial/Commercial	169	27%	173	28%	160	25%
Defense/Security/Aerospace	103	17%	96	16%	90	14%
Total Revenue	$619		$617		$651

Fiscal Second Quarter 2016 Supplemental Information
ROIC for the fiscal second quarter of 2016 was 11.6%. The Company defines ROIC as tax-effected annualized operating profit, before special items, divided by average invested capital over a three-quarter period for the second quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital was 11.0%. ROIC for the second quarter less the Company’s weighted average cost of capital results in an economic return of 0.6%.

Fiscal second quarter cash cycle was 66 days. The Company delivered $70.0 million in cash from operations and used $5.0 million for capital investments during the quarter, resulting in positive free cash flow of $65.0 million.

Cash Conversion Cycle	Three Months Ended
	Apr 2, 2016 Q2F16	Jan 2, 2016 Q1F16	Apr 4, 2015 Q2F15
Days in Accounts Receivable	48	53	48
Days in Inventory	91	88	86
Days in Accounts Payable	(62)	(59)	(63)
Days in Cash Deposits	(11)	(11)	(12)
Annualized Cash Cycle*	66	71	59
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information:

What:	Plexus Fiscal Second Quarter 2016 Earnings Conference Call and Webcast
When:	Thursday, April 21, 2016 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com or directly at: http://edge.media-server.com/m/p/287yxk62

Conference call at +1.888.771.4371 with passcode: 42104018

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 42104018

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including as a result of a facility closure; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the potential effect of world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2015 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Apr 2,	Apr 4,	Apr 2,	Apr 4,
	2016	2015	2016	2015
Net sales	$618,660	$651,285	$1,235,324	$1,315,975
Cost of sales	565,388	591,508	1,131,993	1,194,784
Gross profit	53,272	59,777	103,331	121,191
Selling and administrative expenses	28,009	30,325	55,037	61,266
Restructuring charges	1,917	—	3,424	1,691
Operating income	23,346	29,452	44,870	58,234
Other income (expense):
Interest expense	(3,674)	(3,383)	(7,208)	(7,160)
Interest income	1,015	788	1,947	1,686
Miscellaneous	(1,128)	(60)	(2,748)	78
Income before income taxes	19,559	26,797	36,861	52,838
Income tax expense	2,772	3,203	5,626	6,165
Net income	$16,787	$23,594	$31,235	$46,673
Earnings per share:
Basic	$0.50	$0.70	$0.94	$1.39
Diluted	$0.50	$0.69	$0.92	$1.36
Weighted average shares outstanding:
Basic	33,319	33,606	33,368	33,604
Diluted	33,834	34,342	33,957	34,391

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Apr 2,	Jan 2,	Apr 4,
	2016	2016	2015
Operating profit, as reported	$23,346	$21,524	$29,452
Operating margin, as reported	3.8%	3.5%	4.5%

Non-GAAP adjustments:
Restructuring costs*	1,917	1,507	—

Operating profit, as adjusted	$25,263	$23,031	$29,452
Operating margin, as adjusted	4.1%	3.7%	4.5%

Net income, as reported	$16,787	$14,448	$23,594

Non-GAAP adjustments:
Restructuring costs*	1,917	1,507	—

Net income, as adjusted	$18,704	$15,955	$23,594

Diluted earnings per share, as reported	$0.50	$0.42	$0.69

Non-GAAP adjustments:
Restructuring costs	0.05	0.05	—

Diluted earnings per share, as adjusted	$0.55	$0.47	$0.69

*Summary of restructuring costs
Employee termination and severance costs	$1,656	$1,394	$—
Other exit costs	261	113	—
Total restructuring costs	$1,917	$1,507	$—

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Apr 2,		Jan 2,		Apr 4,
	2016		2016		2015
Operating profit		$44,870		$21,524		$58,234
Restructuring charges		3,424		1,507		1,691
Adjusted operating profit		$48,294		$23,031		$59,925
	x	2	x	4	x	2

Annualized operating profit		$96,588		$92,124		$119,850
Tax rate	x	11%	x	12%	x	10%
Tax impact		10,625		11,055		11,985
Operating profit (tax effected)		$85,963		$81,069		$107,865

Average invested capital	÷	$743,112	÷	$753,078	÷	$745,441

ROIC		11.6%		10.8%		14.5%
Weighted average cost of capital		11.0%		11.0%		11.0%
Economic return		0.6%		-0.2%		3.5%

	Three Months Ended
Average Invested Capital	Apr 2,	Jan 2,	Oct 3,	Jul 4,	Apr 4,	Jan 3,	Sep 27,
Calculations	2016	2016	2015	2015	2015	2015	2014
Equity	$871,111	$850,794	$842,272	$835,063	$808,468	$792,298	$781,133
Plus:
Debt - current	2,300	2,864	3,513	4,281	4,774	4,793	4,368
Debt – non-current	259,565	259,289	259,257	259,284	260,025	260,990	262,046
Less:
Cash and cash equivalents	(409,796)	(354,728)	(357,106)	(354,830)	(356,296)	(239,685)	(346,591)
	$723,180	$758,219	$747,936	$743,798	$716,971	$818,396	$700,956

Free Cash Flow Calculation
The Company defines free cash flow as cash flow provided by operations less capital expenditures. For the three months ended April 2, 2016 cash flow provided by operations was $70.0 million, less capital expenditures of $5.0 million, resulting in free cash flow of $65.0 million. For the six months ended April 2, 2016 cash flow provided by operations was $91.3 million, less capital expenditures of $16.8 million, resulting in free cash flow of $74.5 million.

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Apr 2,	Oct 3,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$409,796	$357,106
Accounts receivable	325,392	384,680
Inventories	563,291	569,371
Deferred income taxes	10,522	10,686
Prepaid expenses and other	27,095	22,882
Total current assets	1,336,096	1,344,725
Property, plant and equipment, net	307,227	317,351
Deferred income taxes	3,591	3,635
Other	36,610	36,677
Total non-current assets	347,428	357,663
Total assets	$1,683,524	$1,702,388

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,300	$3,513
Accounts payable	383,092	400,710
Customer deposits	70,620	81,359
Accrued salaries and wages	31,252	49,270
Other accrued liabilities	41,890	44,446
Total current liabilities	529,154	579,298
Long-term debt and capital lease obligations, net of current portion	259,565	259,257
Deferred income taxes	9,664	9,664
Other liabilities	14,030	11,897
Total non-current liabilities	283,259	280,818
Total liabilities	812,413	860,116
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
50,757 and 50,554 shares issued, respectively,
and 33,267 and 33,500 shares outstanding, respectively	508	506
Additional paid-in-capital	502,625	497,488
Common stock held in treasury, at cost, 17,490 and 17,054, respectively	(525,706)	(509,968)
Retained earnings	891,952	860,717
Accumulated other comprehensive income (loss)	1,732	(6,471)
Total shareholders’ equity	871,111	842,272
Total liabilities and shareholders’ equity	$1,683,524	$1,702,388

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended
	Apr 2,	Jan 2,	Apr 4,
	2016	2016	2015
Americas	$330,240	$305,097	$328,753
Asia-Pacific	270,544	299,346	319,156
Europe, Middle East, and Africa	43,703	42,087	35,773
Elimination of inter-segment sales	(25,827)	(29,866)	(32,397)
Total Revenue	$618,660	$616,664	$651,285